UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)     November 23, 2011

SMARTPAY EXPRESS, INC.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	333-120967 (Commission File Number)	20-1204606 (I.R.S. Employer Identification No.)
1315 Lawrence Avenue, East Suite 520 Toronto, Ontario Canada (Address of principal executive offices)		M3A 3R3 (Zip Code)

Registrant’s telephone number, including area code  (416) 510-8351

5th Floor, Chico Sales Center, Genggang Rd. Lishui Town, Nanhai, Guangdon Province, F4 00000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2011, Ping Tang resigned as the Chief Executive Officer and the President and Director of SmartPay Express, Inc. (the “Company” or “SmartPay”), Chunlin Zhange resigned as an Officer and Director of the Company and Xianxia Wang resigned as Chief Financial Officer and Vice President of the Company.

Also, on November 23, 2011, Michael Donaghy consented to and was appointed as President and Chief Executive Officer and a Director of SmartPay by the board of directors, Alan Irwin consented to and was appointed Chief Financial Officer and Secretary and a Director of SmartPay by the board of directors and Chen Jun consented to and was appointed as Vice President and a Director of SmartPay by the board of directors.

Michael Donaghy, President.  Mr. Donaghy, age 50, has been the President, Chief Executive Officer and a member of the Board of Directors of Oxford Investments Holdings Inc, a reporting company since 2000.  From February 2000 to October 2000 he served as Interim President of Zaurak Capital Corp., an e-gaming holding company.   In 1999 he formed and was named President and Chief Executive Officer of CyberGaming Inc., a company engaged in the business of Internet e-gaming sub-licensing, website creation and hosting.  Mr. Donaghy resigned as President and CEO of CyberGaming Inc. in September 2000.  Mr. Donaghy is also President of Citywebsites.com, a website design company, since March 1995.

Alan Irwin, Vice President.  Alan Irwin, age 68, resides in Toronto, Canada.  He obtained a Bachelor of Arts (B.A) from McMaster University, Hamilton, Canada and a Bachelor of Laws Degree (L.L.B.) from the University of Alberta, Edmonton, Canada.  Mr. Irwin is President and Chief Executive Officer and a Director of Crown International, Inc., a reporting company since April, 2000.  Until 1994 he was a Member of the Law Society of Upper Canada and practiced law in the Province of Ontario.  He has provided assistance with organization and re-organization in the securities markets, as well as the coordination of legal services, for various public companies in the USA and Canada,.  Since 1989, Mr. Irwin has been a representative of Macwin Consulting Inc., where he provides early and development stage companies with assistance in the areas of investment banking, strategic relationships, coordination and oversight of legal services, and governance and compliance.

Chen Jun.  Chen Jun, is a businessman and consultant that provides assistance to early stage companies.  He currently resides Hong Kong, China.

There are no family relationships among the directors or officers of SmartPay.

The Registrant does not have a written employment agreement with either Mr. Irwin or Mr. Donaghy.  During the last two years, there has been no transaction or proposed transaction that SmartPay was or is a party to in which Mr. Donaghy or Mr. Irwin had or is to have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, SmartPay Express, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SMARTPAY EXPRESS, INC.

By: /s/ Michael Donaghy
Dated: November 28, 2011	Michael Donaghy –CEO & President